As filed with the Securities and Exchange Commission on August 16, 1996

                                          Registration No. 33-___________




                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                              -------------

                                 FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                          --------------------


       SunAmerica Inc.                 Maryland               86-0176061
(Exact name of Registrant as        (State or other       (I.R.S. employer
  specified in its charter)           jurisdiction         identification
                                    of incorporation          number)
                                    or organization)



                           1 SunAmerica Center
                  Los Angeles, California  90067-6022
                             (310) 772-6000
          (Address, including zip code, and telephone number,
                  including area code, or registrant's
                      principal executive offices)


                       Christine A. Nixon, Esquire
                            Associate Counsel
                             SunAmerica Inc.
                           1 SunAmerica Center
                    Los Angeles, California  90067-6022
                               (310) 772-6000

(Name, address, including zip code, and telephone number, including area code of agent for service)

                           ----------------------

         Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

                            ----------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




                                      CALCULATION OF REGISTRATION FEE

Title of Each Class                            Proposed Maximum      Proposed Maximum
of Securities to be        Amount to be       Offering Price Per        Aggregate
Amount of
   Registered (1)           Registered               Unit           Offering Price (2)
Registration Fee

Deferred Compensation       $50,000,000               $1.00             $50,000,000
$15,625.00
     Obligations

(1) The deferred compensation obligations are unsecured obligations of SunAmerica Inc. to pay deferred
compensation in the future in accordance with the terms of the SunAmerica Representatives'
Deferred Compensation
Plan for eligible participants under contract to certain SunAmerica Subsidiaries.

(2) Estimated solely for the purpose of determining the registration fee.



         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

         This prospectus relates to deferred compensation obligations of SunAmerica Inc. under the SunAmerica Representatives' Deferred Compensation Plan (the "Plan"). Participation in the Plan is limited to eligible persons under contract [as a securities licensed representative] to a subsidiary of SunAmerica Inc. (the "Company"). The interests under the Plan will be general unsecured debt obligations which will rank pari passu with other unsecured and unsubordinated indebtedness of the Company.
                           _____________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
NOR
         HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.

         For North Carolina Investors: The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has such Commissioner passed upon the accuracy or adequacy of this Prospectus.

           The date of this Prospectus is __________________.

                         AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104. The Company's Common Stock is listed on both exchanges.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference."
Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the 1934 Act:

         1. Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

         2. Quarterly Report on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996.

         3. Current Reports on Form 8-K filed on October 6, 1995, October 19, 1995, October 31, 1995, November 9, 1995, December 12,
                 1995, as amended by Amendment No. 2 on Form 8-K/A, filed May 7, 1996, January 29, 1996, March 15, 1996, as amended by Amendment No. 1 on Form 8-K/A, filed May 7, 1996, April 24, 1996, April 27, 1996 and July 25, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such document shall be directed to SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, Attention:
Vice President, Investor Relations (telephone) (310) 772-6000.


                            THE COMPANY

         The Company is a diversified financial services company specializing in retirement savings products and services. At March 31, 1996, the Company held $34.37 billion of assets throughout its businesses, including $22.01 billion of assets on its balance sheet, $2.14 billion of assets managed in mutual funds and private accounts and $10.22 billion under custody in retirement trust accounts. Together, the Company's life insurance subsidiaries rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its three broker/dealer subsidiaries, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker/dealer subsidiaries, other unaffiliated broker/dealers, independent general insurance agents and other financial institutions.

         Since the beginning of fiscal 1996, the Company has made several acquisitions that have added a total of $4.7 billion in annuity reserves and enhanced its position in the financial institution and qualified teachers markets. On December 29, 1995, the Company purchased CalFarm Life Insurance Company, which on such date had approximately $645 million in annuity reserves. On February 29, 1996, the Company acquired Ford Life Insurance Company, which had annuity reserves of approximately $3.06 billion on such date and on April 1, 1996, purchased approximately $960 million in annuity reserves from the Central National Life Insurance Company of Omaha. On January 2, 1996, the Company purchased Houston-based broker-dealer Advantage Capital Corp., further strengthening its distribution network. This acquisition added more than 1,000 representatives to the Company's broker-dealer network, bringing its number of independent registered representatives to approximately 6,600.

         The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.

                           USE OF PROCEEDS

         The Company will not receive any proceeds from the deferred compensation obligations registered hereby. The deferred compensation obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the SunAmerica Representatives' Deferred Compensation Plan.


                                 CONSOLIDATED RATIOS OF EARNINGS TO FIXED
CHARGES

                                                                                               Nine            Nine
                                                                                             months
months
                                          Years ended September 30,                           ended
      ended
                         -----------------------------------------------------------        June 30,        June 30,
                         1991         1992          1993          1994          1995           1995
     1996
                         ----         ----          ----          ----          ----           ----            ----
                                                                                                    (unaudited)


Ratio of earnings to     2.7x         4.0x          6.1x          5.8x          5.8x           5.8x
     5.2x
fixed charges
(which include
dividends paid on
preferred securities
of grantor trusts
and interest
incurred on senior
debt, but exclude
interest incurred
on fixed annuities,
guaranteed investment
contracts and trust
deposits)

Ratio of earnings to     1.1x         1.2x          1.4x          1.5x          1.5x           1.5x
     1.5x
fixed charges
(which include
dividends paid on
preferred securities
of grantor trusts
and interest
incurred on senior
debt, fixed
annuities,
guaranteed investment
contracts and trust
deposits)




                            Description of the
                        Deferred Compensation Plan

         The Company has adopted the Registered Representatives' Deferred Compensation Plan (the "Plan") which will be offered to eligible independent contractor registered representatives of the Company's broker/dealer subsidiaries, which currently include Advantage Capital Corporation, Royal Alliance Associates, Inc. and SunAmerica Securities, Inc. (each a "Broker/Dealer Subsidiary" and collectively, the "Broker/Dealer Subsidiaries"). The purpose of the Plan is to (1) attract and retain individuals to become licensed with the Broker/Dealer Subsidiaries to market the financial products offered for sale by the Broker/Dealer Subsidiaries, and (2) assist in the Representatives' long range financial planning by offering an alternative for investing monthly commission and fee payments (collectively, the "Earnings") on a tax-deferred basis.

Participation

         Enrollment in the Plan is on a voluntary basis once a registered representative of a Broker/Dealer Subsidiary becomes eligible. Representatives will be eligible to participate in the Plan on the first day of any month after the representative has been licensed with a Broker/Dealer Subsidiary for three full months unless determined to be eligible sooner by the President of the Broker/Dealer Subsidiary. Once a representative becomes eligible to participate, he or she will remain eligible to participate in the Plan until it is amended or terminated or until such representative is no longer affiliated with a Broker/Dealer Subsidiary.

The Deferred Earnings

         Under the Plan, each Broker/Dealer Subsidiary will offer its respective representatives an opportunity to enter into agreements for the deferral of a specified percentage of such representatives' Earnings. Each representative participating in the Plan (a "Participant") will execute a Deferred Compensation Agreement (the "Agreement") and an Enrollment/Change Form which, collectively, will set forth the obligations of the Participant and the Company with respect to the Plan.

         The Company shall have the sole obligation to pay to the Participant the Earnings deferred under the Plan. The Company's obligation will be a general unsecured obligation to pay to the Participants the deferred Earnings, with the adjustments provided for by the Plan, in the future in accordance with the terms of the Plan. Such obligation will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from the time outstanding.

         The amount of Earnings to be deferred by each Participant will be determined in accordance with the Plan, based on the election by each Participant. Participants may elect to defer from 1% to 100% of his or her respective Earnings. Each Participant may change the amount of Earnings to be deferred one time per calendar year. However, a Participant may reduce his or her deferral amount to zero at any time during the year, which change will become effective as soon as is administratively possible but thereafter Participant may not defer any Earnings under the Plan for 12 full months.

         The Company will create a deferral account (the "Account") for each Participant. The Account is solely for purposes of determining the value of the deferred Earnings. A Participant's deferred Earnings will be credited to that Participant's Account within three business days of the date the Earnings otherwise would have been paid. Earnings in the Account will be indexed to one or more investment options individually selected by each Participant from a list of available investment media (the "Valuation Funds"). The value of each Participant's Account will be adjusted to reflect the investment experience, whether positive or negative, of the Valuation Fund(s) selected by the Participant. Participants may change the Valuation Fund(s) used to measure the value of the Account four times per year.
Because the value of the Account and therefore the deferred Earnings will vary with the investment experience of the Valuation Fund(s) selected by Participant, participation in the Plan entails investment risk which will be borne solely by Participant. The Company does not guarantee the investment performance of the Valuation Fund(s).

         As for any Participant who participated in the Royal Alliance Deferred Compensation Plan, the value of all monies deferred thereunder ("Prior Deferrals") will be transferred to Participant's Deferral Account under the Plan. All elections made by Participant at the time of enrollment in the Plan will apply to such Prior Deferrals and all Prior Deferrals will be subject to the terms and conditions of the Plan.

         The currently available Valuation Funds are the following retail mutual funds: the SunAmerica Money Market Fund, the SunAmerica U.S. Government Securities Fund, the SunAmerica Balanced Assets Fund and the SunAmerica Small Company Growth. Each Valuation Fund's investment objective is stated below:

         (1) The SunAmerica Money Market Fund seeks high current income consistent with liquidity and stability by investing primarily in high quality money market instruments.

         (2) The SunAmerica U.S. Government Securities Fund seeks high current income by investing primarily in fixed income securities.

         (3) The SunAmerica Balanced Assets Fund seeks to conserve principal by maintaining a balanced portfolio of stocks and bonds.

         (4) The SunAmerica Small Company Growth Fund seeks capital appreciation by investing primarily in equity securities.

         The Company reserves the right to terminate the availability of any Valuation Fund and add additional Valuations Funds at any time.

         Participants do not have any right, title or interest in or to any funds in the Account. All funds in the Account shall continue to be part of the general funds of the Company and Participants shall have no property interest therein or in any Valuation Funds or in any specific assets of the Company. Participant's right or the right of any other person to receive the value of the Account cannot be alienated, sold, assigned, pledged, encumbered or otherwise hypothecated, except by the laws of decent or as otherwise permitted by the terms of the Plan.

         All Earnings deferred under the Plan will be on a tax deferred basis. Participant will have taxable ordinary income for Federal income tax purposes equal to any amount received.

         The obligation of the Company to pay to each Participant the value of the Account is not convertible into any other security of the Company. The obligation will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

Payment of Deferred Earnings

         The Account is not subject to redemption, in whole or in part, prior to the payment date selected by Participant, except upon termination of the independent contractor relationship with the Broker/Dealer Subsidiary, upon the death, disability or retirement of Participant, or at the option of the Company or the Broker/Dealer Subsidiaries. The Account will be paid out in ten annual installments unless Participant selects an optional payment schedule. If (1) Participant's independent contractor relationship with the Broker/Dealer Subsidiaries is terminated; (2) Participant dies; or (3) the value of the Deferral Account is $3500 or less at the time an event giving rise to the right of distribution occurs, then the Account will be paid out in a lump sum. Each Participant may designate a beneficiary to receive distributions from the Account in the event of Participant's death.

         The Company shall have the full right to set-off any obligation of a Participant owing to the Company or any Broker/Dealer Subsidiary against amounts owing to Participant under the Plan.

Amendment and Termination

         The Company reserves the right to amend or terminate the Plan at any time, with or without notice. No amendment or termination will adversely affect the right of a Participant to receive the value of his or her Account as of such amendment or termination.

Administration

         A management committee (the "Committee") will be created to administer the Plan to Participants. The Committee will be comprised of any five (5) officers of the Company as selected or any Vice Chairman of the Company. The Committee shall interpret and administer the Plan and the Agreement. The Committee's interpretations and constructions shall be binding and conclusive on all persons for all purposes.

                             Plan of Distribution

         The securities registered hereby will be offered by each of the Broker/Dealer Subsidiaries directly to its respective Participants. Such securities will not be offered through agents, underwriters or dealers.

                               Legal Matters

         The validity of the Company's obligation under the Plan will be passed upon by Piper & Marbury L.L.P., Baltimore, Maryland.

                                 Experts

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

         SEC registration fee                     $15,625.00
         Photocopying and printing                $ 5,000.00
         Legal fees and expenses                  $10,000.00
         Fees of accountants                      $ 5,000.00
         Blue sky fees and expenses               $ 5,000.00
         Miscellaneous                            $ 1,375.00
                 Total                            $42,000.00

                           _____________

Item 15.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, offices, employees and agents of Maryland corporations. Article Eighth of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth of the Articles of Incorporation, as amended and restated, further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have an effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

Item 16.  List of Exhibits.

Exhibit

 4.1     Form of Deferred Compensation Plan
 4.2     Form of Deferred Compensation Agreement
 5.1     Opinion of Piper & Marbury, L.L.P.
12.1     Statement re:  Computation of ratio of earnings to fixed charges
23.1     Consent of Price Waterhouse LLP
23.2     Consent of Piper & Marbury, L.L.P.
24.1     Powers of Attorney for the Company

Item 17.  Undertakings.

         The undersigned registrants hereby undertake:
         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 19, 1996.

                                          SUNAMERICA INC.

                                          By:    /s/  Jay S. Wintrob

                                          Name:        Jay S. Wintrob

                                          Title:       Vice Chairman

                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Broad, Jay S. Wintrob and Susan L. Harris his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments, as well as any related registration statement

(or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and think requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which, when taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                Title                    Date

/s/Eli Broad                 Chairman, President and       August 19, 1996
       Eli Broad             Chief Executive Officer
                             (Principal Executive Officer)

/s/James R. Belardi          Senior Vice President         August 19, 1996
    James R. Belardi         (Principal
                             Financial Officer)

/s/Scott L. Robinson         Senior Vice President and     August 19, 1996
   Scott L. Robinson         Controlling (Principal
                             Accounting Officer)

/s/Ronald J. Arnault         Director                      August 19, 1996
     Ronald J. Arnault


/s/Karen Hastie-Williams     Director                      August 19, 1996
   Karen Hastie-Williams


/s/David O. Maxwell          Director                      August 19, 1996
     David O. Maxwell


/s/Barry Munitz              Director                      August 19, 1996
       Barry Munitz


/s/Lester Pollack            Director                      August 19, 1996
      Lester Pollack


/s/ Carl E. Reichardt        Director                      August 19, 1996
    Carl E. Reichardt


/s/Richard D. Rohr           Director                      August 19, 1996
     Richard D. Rohr


/s/Sanford C. Sigoloff       Director                      August 19, 1996
   Sanford C. Sigoloff


/s/Harold M. Williams        Director                      August 196, 1996
    Harold M. Williams

                            EXHIBIT INDEX
Exhibit

 4.1     Form of Deferred Compensation Plan

 4.2     Form of Deferred Compensation Agreement

 5.1     Opinion of Piper & Marbury L.L.P.

12.1     Statement re:  Computation of ratio of earnings to fixed charges

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Piper & Marbury L.L.P. (included with Exhibit 5.1)

24.1     Powers of Attorney for the Company (included on signature pages)